                                                                   EXHIBIT 99.01

INVESTOR CONTACT:
Denise Gilbert, Investor Relations
Niku Corporation
Phone: 650-298-3110
E-mail: ir@niku.com

                         NIKU REPORTS RECORD REVENUE FOR
                      Q4 AND FISCAL YEAR ENDED JANUARY 2001

                  License Revenue Up 44% From Previous Quarter

REDWOOD CITY, CALIF. - FEB. 26, 2001 - Niku Corporation today reported its fourth quarter and fiscal year end results for the period ended January 27, 2001.

Total revenue for the fourth quarter of fiscal 2001 was $26.8 million, compared with total revenue for the third quarter of fiscal 2001 of $21.0 million and $5.2 million for the same period of last year. This represents a sequential quarter-over-quarter revenue growth of 28% and a 5-fold increase year-over-year. Total revenue for fiscal 2001 was $68.9 million, compared with total revenue for the last fiscal year of $8.2 million. This represents an 8-fold increase year-over-year.

License revenue for the fourth quarter of fiscal 2001 was $17.3 million, compared with license revenue for the third quarter of fiscal 2001 of $12.0 million. This represents a sequential quarter- over-quarter license revenue growth of 44%. License revenue for fiscal 2001 was $44.0 million, compared with license revenue for the last fiscal year of $5.5 million. This represents a 8-fold increase year-over-year.

Net loss for the fourth quarter of fiscal 2001, excluding merger related costs, exit costs for business lines, stock-based compensation and amortization of goodwill and other intangible assets, was $17.4 million, or $0.23 loss per share, compared with net loss of $13.8 million, or $0.30 net loss per share for the same period last year. Net loss for fiscal 2001, excluding merger related costs, exit costs for business lines, stock-based compensation and amortization of goodwill and other intangible assets, was $59.8 million, or $0.83 net loss per share, compared with net loss of $25.1 million, or $0.56 net loss per share for the last fiscal year.

On a GAAP basis, net loss for the fourth quarter of fiscal 2001 was $39.8 million, or $0.53 net loss per share, compared with a net loss of $23.0 million, or $2.72 net loss per share for the same period last year. On a GAAP basis, net loss for fiscal 2001 was $130.9 million, or $1.96 net loss per share, compared with a net loss of $36.5 million, or $5.61 net loss per share for the last fiscal year.

"I am delighted that we have exceeded all business objectives which were set prior to our IPO," said Farzad Dibachi, chairman and founder of Niku Corporation. "We are pleased to have met a major milestone by exceeding a $100 million run rate in fiscal year 2001 and continue to remain bullish about Niku's vision, products and success in the market. We are looking forward to our first profitable quarter this fiscal year."

Q4 FY 2001 FINANCIAL REVIEW

o    Revenue highlights are as follows:

     o Total revenue for Q4 reached $26.8 million, representing sequential revenue growth of 28% over Q3

          o License revenue for the quarter was $17.3 million or 65% of revenue

          o Services revenue for the quarter was $8.2 million or 30% of revenue

          o Consulting revenue was $4.1 million of total services revenue while maintenance contracts contributed $4.1 million. During the quarter, more billable consulting work was outsourced. Maintenance contracts on software licenses continued to book at an average of 20% of license fees

          o    Marketplace revenue for the quarter was $1.3 million

     o    Statement of operations highlights are as follows:

          o 80 new domestic customers were added during the quarter. 23 new international customers were also added, bringing the total customer count to 330 at the end of Q4.

          o The average deal size for the quarter was $428,000, up from $372,000 in Q3. This does not include consulting contract values

          o The average price per seat across all enterprise sales and product suites sold was $1,654 per seat, which does not include consulting contract values

          o    The percentage of license revenue coming from international was
               34%

          o The percent of license revenue coming from upsales to existing customers was 27%

          o    Gross margin for the quarter was 70%

     o Total pro forma operating expenses were $38.4 million during the fourth quarter

     o    Other income was $2.2 million

     o Pro forma EPS for Q4 was a loss of $0.23 per share, $0.01 better than First Call estimates

     o    Balance sheet highlights are as follows:

          o Cash and short-term investments totaled $153.4 million at the end of Q4

          o    Accounts receivable was $39.2 million at the end of Q4

          o    DSO for the quarter was approximately 132 days

          o    Deferred revenue was $19.1 million at the end of Q4

     o    Employee headcount at the end of Q4 was 1,049


FOURTH QUARTER AND FISCAL YEAR END HIGHLIGHTS

CORPORATE HIGHLIGHTS

o Users Conference: more than 800 professionals from around the globe gathered for Niku's first-ever users conference at the Grand Cypress Hotel in Orlando, Florida. For three days, clients attended a host of informative, customer-led presentations and were offered an expansive range of technical and practical information to help them manage their work, projects and businesses more profitably.

o European Launch: Niku's European Launch, held at the Carrousel du Louvre in Paris, France, hosted more than 1,400 business executives and set a global milestone for the company. Niku introduced its Services Relationship Management (SRM) vision to the international audience.

o New Operating Committee: Niku created an Operating Committee. Joshua Pickus, president of Worldwide Business Relations and Richard LaBarbera, president of Global Operations were appointed to this committee. The Operating Committee acts as the highest operational authority in the Company and runs the day-to-day operations.

o The Standard 100: Niku was added to the Standard 100 list, which includes the most influential companies driving the Internet Economy.

o Forbes ASAP's "Ramp Champs": Niku was included in Forbes ASAP's "Ramp Champs," the magazine's top 20 best-managed, fastest-growing technology companies for 2001. Niku was listed ninth on the annual list.

CUSTOMER HIGHLIGHTS

o FY 2001 customers included: Australia and New Zealand Bank, Brocade, Caterpillar, Cisco, Deere & Company, Documentum, Harley Davidson, Michelin, Motorola, Pella Corporation, RBC Dominion Securities, St. Jude Medical Center, State of North Carolina, Verizon, and Xerox Connect

o Q4 customers included: Accenture, Axa, Barclays, Blue Cross Blue Shield of Florida and South Carolina, British Telecom, CableVision, Dynegy, Exodus, Hewlett Packard, Hong Kong Telecom, Intel, IBM, Kaiser Permanente, Kimberly Clark, Merrill Lynch, Nordstrom Pharmacia, Phillips, Readers Digest, Scholastic, Sprint, Tosco, Verizon and Warner Brothers

PRODUCT HIGHLIGHTS

o Niku announced the availability of the fourth release of its 100% Internet, zero-client Enterprise Manager Suite to help services organizations automate core business processes and connect to partners, customers and suppliers via the Internet.

o Project intelligence: Niku announced an Internet-based product designed to provide high-level project status to executives, program managers, project managers, project officers and resource managers.

o HIPAA Solution: Niku announced its HIPAA solution to address the Health Insurance Portability and Accountability Act of 1996 (HIPAA). The HIPAA product enables healthcare organizations to simplify the management processes of their HIPAA compliance initiatives.

o Niku introduced the extranet community builder that enhances Niku's Enterprise Manager Suite and extends its business processes beyond the four walls of the enterprise.

o Niku announced its Collaborator module, an Internet-based collaboration environment designed to enable services organizations to connect, communicate and centralize project knowledge. Niku's new modular application provides an easy, intuitive forum for project team members to communicate and share project information, and can be used in tandem with Niku's Enterprise Manager and Portfolio Manager product suites.

IMPLEMENTATION HIGHLIGHTS

o Niku and KPMG Consulting, Inc. announced that they have established a joint consulting and implementation practice. Through this practice, companies will be able to combine KPMG Consulting, Inc.'s sophisticated integration services with Niku's Internet software for services organizations

o Niku announced its alliance with PricewaterhouseCoopers, the world's largest professional services organization. PricewaterhouseCoopers offers consulting and implementation services for Niku's Services Relationship Management (SRM) solutions.

o    Niku ends fiscal year 2001 with 23 implementation partners

o 20 implementation partners provided services on Niku implementations in Q4 representing approximately 30% of Q4 consulting revenue

CHANNEL HIGHLIGHTS

o    The number of Niku resellers at the end of Q4 was 31

BUSINESS OUTLOOK

The following statements are based on the Company's current expectations. These statements are forward-looking and actual results may differ materially. For risks related to these statements, see the "Forward Looking Statements" section at the end of this press release.

o    Q1 FY 2002 BUSINESS OUTLOOK

          o Projected total revenue for Q1, FY 2002 is $29.5 million to $31.5 million

          o Projected pro forma EPS for Q1, FY 2002 is a loss of $0.17 to $0.19 per share, assuming no material issuances of additional shares during the quarter

          o Projected gross margin percentage for Q1, FY 2002 is 71% - 72%. Expectations are that gross margins will continue to grow by 1% per quarter in FY 2002

o    FY 2002 BUSINESS OUTLOOK

          o Projected revenue for FY 2002 is $170 million to $175 million, up slightly from previous projections

          o Projected pro forma EPS for FY 2002 is a loss of $0.36 to a loss of $0.38 per share, as compared to a loss of $0.44 to a loss of $0.48 per share previously projected on the Company's Q3 conference call

Q4 AND FY ENDED JANUARY 2001 CONFERENCE CALL

Niku will discuss the results of the most recent quarter and the company's expectations for future growth on a conference call at 2:00 p.m. Pacific Time today, Feb. 26. The conference call, hosted by chairman and founder, Farzad Dibachi; president, Worldwide Business Relations, Joshua Pickus; president, Global Operations, Richard LaBarbera; and chief financial officer, Mark Nelson can be accessed via live webcast at http://investor.niku.com. Interested parties should access the site, downloading any necessary audio software, at least fifteen minutes prior to the call. A rebroadcast of the call will be available upon its completion and will remain available until March 12, 2001.

ABOUT NIKU

Niku offers eBusiness applications for Services Relationship Management (SRM). Its Internet-based software products manage people projects and procurement in the knowledge intensive services economy. Designed to automate and extend the core business processes of services organizations, services providers within enterprises, Niku's SRM solutions extend professional services automation by providing technologies that build key relationships both inside and outside the enterprise.

FORWARD-LOOKING STATEMENTS

Statements or information in this press release other than statements of historical fact, contain predictions, estimates, and are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties and actual results could differ materially from these forward looking statements. These forward looking statements include, but are not limited to statements regarding the Company's projected revenue, projected expenses, projected gross margins, projected earnings (loss) per share and cash position. All forward-looking statements included in this press release are based upon information available to Niku as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to, delays in development of new products or integration of existing products, lack of market acceptance of our products, delays or difficulties in implementation of our products, inability to control costs, inability to make collections, inability to manage growth, competition, lack of Services Relationship Management market demand, the inability to successfully deploy, train and expand a sales force suitable for our markets, and the difficulties in retaining and attracting qualified employees. These and additional risks and uncertainties associated with the Company's business are detailed in the Company's Form 10-K filed on April 28, 2000, its quarterly reports filed on Form 10-Q subsequent to that date and in its other filings with the Securities and Exchange Commission.

                                NIKU CORPORATION

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)
                      (in thousands, except per share data)

                                              THREE MONTHS ENDED               FISCAL YEAR ENDED
                                                  JANUARY 31,                     JANUARY 31,
                                           -------------------------       -------------------------
                                             2001            2000            2001            2000
                                           ---------       ---------       ---------       ---------
Revenue:
     License                               $  17,338       $   3,518       $  44,047       $   5,480
     Services                                  8,156           1,559          21,309           2,573
     Marketplace                               1,285             104           3,566             104
                                           ---------       ---------       ---------       ---------
         Total revenue                        26,779           5,181          68,922           8,157
                                           ---------       ---------       ---------       ---------
Cost of revenue                                8,025           2,017          20,622           2,620
                                           ---------       ---------       ---------       ---------
Gross profit                                  18,754           3,164          48,300           5,537
                                           ---------       ---------       ---------       ---------
Operating expenses:
     Sales and marketing                      23,378           9,538          68,041          15,521
     Research and development                 10,933           4,858          37,031          10,920
     General and administrative                4,095           2,900          13,108           4,737
     Merger related expenses                   1,900              --           4,263              --
     Exit costs for business line              1,910              --           1,910              --
     Stock-based compensation                  6,251           6,996          29,045           9,014
     Amortization of goodwill
       and other intangible assets            12,312           2,197          35,902           2,381
                                           ---------       ---------       ---------       ---------
         Total operating expenses             60,779          26,489         189,300          42,573
                                           ---------       ---------       ---------       ---------
Operating loss                               (42,025)        (23,325)       (141,000)        (37,036)
Interest and other income, net                 2,220             371          10,124             549
                                           ---------       ---------       ---------       ---------
Net loss                                   $ (39,805)      $ (22,954)      $(130,876)      $ (36,487)
                                           =========       =========       =========       =========
Basic and diluted net loss per share:
     Net loss                              $   (0.53)      $   (2.72)      $   (1.96)      $   (5.61)
                                           =========       =========       =========       =========
     Weighted average common shares           74,818           8,433          66,865           6,506
                                           =========       =========       =========       =========

(1) For presentation purposes, all financial statements refer to the periods' calendar month end.

                                NIKU CORPORATION

                    CONDENSED CONSOLIDATED BALANCE SHEETS(1)
                                 (in thousands)

                                                                  JANUARY 31,    JANUARY 31,
                                                                     2001           2000
                                                                   ---------      ---------
ASSETS
Current assets:
     Cash, cash equivalents and short-term investments             $ 153,379      $  44,515
     Accounts receivable, net                                         39,232          8,261
     Prepaid expenses and other current assets                        17,632          2,065
                                                                   ---------      ---------
       Total current assets                                          210,243         54,841
Property and equipment, net                                           19,932          6,048
Deposits and other assets                                              5,061          1,952
Goodwill and other intangible assets, net                            157,831         49,684
                                                                   ---------      ---------
         Total assets                                              $ 393,067      $ 112,525
                                                                   =========      =========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Accounts payable and accrued liabilities                      $  29,871      $  12,169
     Current portion of long-term obligations                         25,726          5,720
     Deferred revenue                                                 19,077          4,261
                                                                   ---------      ---------
       Total current liabilities                                      74,674         22,150
Long-term obligations                                                     --          1,725
                                                                   ---------      ---------
         Total liabilities                                            74,674         23,875
                                                                   ---------      ---------
Redeemable convertible preferred stock and warrants                       --        100,919
                                                                   ---------      ---------
Stockholders' equity (deficit)                                       318,393        (12,269)
                                                                   ---------      ---------
         Total liabilities and stockholders' equity (deficit)      $ 393,067      $ 112,525
                                                                   =========      =========

(1) For presentation purposes, all financial statements refer to the periods' calendar month end.

                                NIKU CORPORATION

          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)
                      (in thousands, except per share data)

                                               THREE MONTHS ENDED              FISCAL YEAR ENDED
                                                   JANUARY 31,                    JANUARY 31,
                                           -------------------------       -------------------------
                                              2001            2000            2001            2000
                                           ---------       ---------       ---------       ---------
Revenue:
     License                               $  17,338       $   3,518       $  44,047       $   5,480
     Services                                  8,156           1,559          21,309           2,573
     Marketplace                               1,285             104           3,566             104
                                           ---------       ---------       ---------       ---------
         Total revenue                        26,779           5,181          68,922           8,157
                                           ---------       ---------       ---------       ---------
Cost of revenue                                8,025           2,017          20,622           2,620
                                           ---------       ---------       ---------       ---------
Gross profit                                  18,754           3,164          48,300           5,537
                                           ---------       ---------       ---------       ---------
Operating expenses:
     Sales and marketing                      23,378           9,538          68,041          15,521
     Research and development                 10,933           4,858          37,031          10,920
     General and administrative                4,095           2,900          13,108           4,737
                                           ---------       ---------       ---------       ---------
         Total operating expenses             38,406          17,296         118,180          31,178
                                           ---------       ---------       ---------       ---------
Operating loss                               (19,652)        (14,132)        (69,880)        (25,641)
Interest and other income, net                 2,220             371          10,124             549
                                           ---------       ---------       ---------       ---------
Net loss                                   $ (17,432)      $ (13,761)      $ (59,756)      $ (25,092)
                                           =========       =========       =========       =========
Basic and diluted net loss per share:
     Net loss                              $   (0.23)      $   (0.30)      $   (0.83)      $   (0.56)
                                           =========       =========       =========       =========
     Weighted average common shares           74,818          45,638          71,598          44,420
                                           =========       =========       =========       =========

(1) For presentation purposes, all financial statements refer to the periods' calendar month end.

(2) The above pro forma condensed consolidated statements of operations exclude the effects of merger related costs, exit costs for business line, stock-based compensation and amortization of goodwill and other intangible assets.

(3) The above pro forma weighted average common shares for the twelve months ended January 31, 2001 gives effect to the initial public offering as if it had occurred at the beginning of the period and assumes the conversion of the redeemable convertible preferred stock and warrants into common stock as of the date of issuance. The above pro forma weighted average common shares for the twelve months ended January 31, 2000 assumes the conversion of the redeemable convertible preferred stock into common stock as of the date of issuance.